Exhibit 16.1

[DELOITTE LOGO]	Deloitte & Touche LLP
Suite 600
225 West Santa Clara Street
San Jose, CA 95113-1728

June 8, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read item 4 of the Form 8-K filed by Focus Enhancements, Inc., dated May 31, 2005, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP